UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2020

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of principal executive offices, including zip code)

(913) 213-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 20, 2020, AMC Entertainment Holdings, Inc. (the “Company”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC, as sales agents (each, a “Sales Agent” and collectively, the “Sales Agents”), to sell up to 15,000,000 shares of Class A common stock, par value $0.01 per share, of the Company (the “Common Stock”), from time to time, through an “at-the-market” offering program (the “Offering”).

Subject to the terms and conditions of the Equity Distribution Agreement, the Sales Agents will use reasonable efforts consistent with their normal trading and sales practices, applicable law and regulations, and the rules of the New York Stock Exchange to sell the Common Stock from time to time based upon the Company’s instructions for the sales, including any price, time or size limits specified by the Company.

Each Sales Agent will receive a commission up to 2.5% of the gross sales price of the Common Stock sold through it as the Company’s Sales Agent under the Equity Distribution Agreement, and the Company has agreed to reimburse the Sales Agents for certain specified expenses. The Company has also agreed to provide the Sales Agents with customary indemnification and contribution rights. The Company is not obligated to sell any Common Stock under the Equity Distribution Agreement and may at any time suspend solicitation and offers under the Equity Distribution Agreement. The Equity Distribution Agreement may be terminated by the Company at any time by giving written notice to the Sales Agents for any reason or by each Sales Agent at any time, with respect to such Sales Agent only, by giving written notice to the Company for any reason.

The Company intends to use the net proceeds, if any, from the sale of the Common Stock pursuant to the Equity Distribution Agreement for general corporate purposes, which may include the repayment, refinancing, redemption or repurchase of existing indebtedness or working capital, capital expenditures and other investments.

The Common Stock will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-248558) filed on September 2, 2020 with the Securities and Exchange Commission (the “SEC”). The Company filed a prospectus supplement, dated October 20, 2020, to the prospectus, dated September 2, 2020, with the SEC in connection with the offer and sale of the Common Stock.

The foregoing description of the Equity Distribution Agreement is qualified in its entirety by reference to the Equity Distribution Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

The financial information as of and for the period ended September 30, 2020 set forth in Item 8.01 under the heading “Certain Preliminary Financial Results for the Three and Nine Months Ended September 30, 2020” is incorporated herein by reference.

Item 8.01	Other Events.

The Company has provided the following update:

Reference to Prior Updates

In providing this update, reference is made to the Company’s prior updates contained in (a) its Current Report on Form 8-K, dated September 24, 2020, and (b) its Current Report on Form 8-K, dated October 13, 2020 (together, the “Prior Updates”). This update should be read together with the Prior Updates, both of which are incorporated by reference herein.

Ongoing Developments

The Company has provided the following operating update:

•	As of October 16, 2020, the Company had resumed operations at 519 of its 598 U.S. theatres, with limited seating capacities of between 20% and 40%, representing approximately 87% of the U.S. theatres and 80% of 2019 U.S. same-theatre revenue.

•	Since the resumption of operations in its U.S. markets, the Company has served more than 2.6 million guests as of October 16, 2020, representing a same-theatre attendance decline of approximately 85% compared to the same period a year ago.

•	The remaining 13% of the U.S. theatres left to reopen are primarily located in California, Maryland, and New York, and include some of the Company’s most productive theatres, representing approximately 20% of 2019 U.S. revenue. Twelve theatres in New York State are scheduled to open on October 23, 2020. The Company has an active dialogue with local and state government officials, however there is limited visibility around the timing for resumption of the remaining theatre operations.

•	As of October 16, 2020, the Company had resumed operations at 309 leased and partnership international theatres. This represents approximately 86% of the Company’s international theatres and approximately 91% of 2019 international same-theatre revenue. Seating capacity at the reopened international theatres remains limited to between 25% and 50% of capacity to ensure social distancing for guests. Since the resumption of operations in its International markets on June 3, 2020, the Company’s theatres have served more than 5.7 million guests as of October 16, representing a same-theatre attendance decline of approximately 74% compared to the same period a year ago.

We expect our industry and/or business to be affected by recent developments, including:

•	As previously disclosed, major movie releases that were previously scheduled to be released in the fourth quarter have either been rescheduled for 2021 or slated for direct to streaming in lieu of a theatrical release, leaving a reduced slate of movie releases for the remainder of the year, and release dates may continue to move.

•	Certain competitors have decided to temporarily reclose their theatres in light of the ongoing pandemic and the reduced slate of movie releases, which may further exacerbate the trend described above.

•	In response to the current low attendance levels, the Company has made adjustments to theatre operating hours to align screen availability and associated theatre operating costs with attendance levels for each theatre.

•	The Governor of New York has announced that movie theaters outside of New York City can reopen under state guidance starting October 23, 2020, subject to a limit of 25% of capacity and no more than 50 people per screen, per showing. Theaters can only open outside of New York City in counties that have COVID-19 positivity rates of less than 2 percent on a 14-day average and do not have any cluster zones.

•	The Company has introduced AMC Private Screening, which allows movie goers to reserve a separate AMC Safe & Clean™ auditorium for a private screening for up to 20 people, starting at $99 plus tax.

Certain Preliminary Financial Results for the Three and Nine Months Ended September 30, 2020

The Company has released certain limited preliminary results for the three and nine months ended September 30, 2020. The preliminary results are unaudited, subject to completion of the Company’s quarterly financial reporting process, based on information known by management as of the date of this document and do not represent a comprehensive statement of our financial results for the three and nine months ended September 30, 2020.

•	The Company expects total revenues for the three months ended September 30, 2020 to be approximately $119.5 million compared to $1,316.8 million for the three months ended September 30, 2019, and total revenues for the nine months ended September 30, 2020 to be approximately $1,079.8 million compared to $4,023.3 million for the nine months ended September 30, 2019.

•	In connection with the preparation of the quarterly results, the Company anticipates that, in light of current and anticipated results, it will record non-cash charges relating to the impairment of long-lived assets, indefinite-lived intangible assets and goodwill in amounts that are likely to be material, although it is unable to predict at this time what these amounts will be.

•	As a result of its previously announced private offers to exchange its existing subordinated notes for newly issued 10%/12% Cash/PIK Toggle Second Lien Subordinated Secured Notes due 2026, the Company realized significant cancellation of debt income and expects a corresponding reduction of tax attributes which are primarily net operating losses. As a result of reducing its tax attributes, the Company expects to record a material non-cash deferred tax charge during the three months ended September 30, 2020, although it is unable to predict at this time what the amount of this charge will be.

•	Excluding the impairment of long-lived assets, indefinite-lived intangible assets and goodwill, the Company expects operating costs and expenses for the three months ended September 30, 2020 to be in a range of approximately $584.4 million to $604.4 million compared to $1,296.0 million for the three months ended September 30, 2019, and operating costs and expenses for the nine months ended September 30, 2020 to be in a range of approximately $2,150.6 million to $2,170.6 million, compared to $3,930.7 million for the nine months ended September 30, 2019. These amounts include depreciation and amortization for the three months ended September 30, 2020 expected to be approximately $123.5 million compared to $112.1 million for the three months ended September 30, 2019, and depreciation and amortization for the nine months ended September 30, 2020 expected to be approximately $365.7 million compared to $337.1 million for the nine months ended September 30, 2019.

•	The Company expects interest expense for the three months ended September 30, 2020 to be approximately $94.3 million compared to $85.1 million for the three months ended September 30, 2019, and interest expense for the nine months ended September 30, 2020 to be approximately $268.3 million compared to $255.1 million for the nine months ended September 30, 2019.

Liquidity Update and Going Concern Risk

The Company estimates that its cash and cash equivalents at September 30, 2020 was $417.9 million. As previously disclosed, in the absence of significant increases in attendance from current levels or the availability of significant additional sources of liquidity, at the existing cash burn rate, the Company anticipates that existing cash resources would be largely depleted by the end of 2020 or early 2021. Thereafter, to meet its obligations as they become due, the Company will require additional sources of liquidity and/or increases in attendance levels. The required amounts of additional liquidity will be material. Due to these factors, as previously disclosed, substantial doubt exists about the Company’s ability to continue as a going concern for a reasonable period of time.

The Company is actively continuing to explore potential sources of additional liquidity, including:

•	additional debt and equity financing; the Company has raised approximately $54.7 million through the sale of 15.0 million shares of its Common Stock through its previously announced at-the-market offering program (including approximately $51.9 million raised subsequent to September 30, 2020) and expects to raise additional capital through the Offering announced today;

•	further renegotiations with landlords regarding its lease payments;

•	potential asset sales;

•	joint-venture or other arrangements with existing business partners; and

•	minority investments in our capital stock.

The Company is unable to determine at this time whether these potential sources of liquidity will be available to it or if available, individually or taken together, will be sufficient to address its liquidity needs. There is a significant risk that these potential sources of liquidity will not be realized or that they will be insufficient to generate the material amounts of additional liquidity that would be required until the Company is able to achieve more normalized levels of operating revenues. In the event the Company determines that these sources of liquidity will not be available to it or will not allow it to meet its obligations as they become due, it would likely seek an in-court or out-of-court restructuring of its liabilities, and in the event of a future liquidation or bankruptcy proceeding, holders of the Company’s Common Stock would likely suffer a total loss of their investment.

The Company’s cash burn is impacted by, among other things, the timing of resumption of theatre operations, including with respect to some of our most productive theatres which remain closed, the timing of movie releases and the slate of future releases, theatre attendance levels, landlord negotiations and minimum lease payments, costs associated with the AMC Safe and Clean initiative, and food and beverage receipts.

It is very difficult to estimate our liquidity requirements and future cash burn rates, and depending on the assumptions used regarding the timing and ability to achieve more normalized levels of operating revenue, the estimates of amounts of required liquidity vary significantly. There can be no assurance that the assumptions used to estimate our liquidity requirements and future cash burn will be correct, or that we will be able to achieve more normalized levels of attendance described above, which are materially higher than our current attendance levels, and our ability to be predictive is uncertain due to the unknown magnitude and duration of the COVID-19 pandemic. See “Risks Related to Our Business – We will require significant amounts of additional liquidity and there is substantial doubt about our ability to continue as a going concern for a reasonable period of time; holders of our Common Stock could suffer a total loss of their investment,” “– The COVID-19 pandemic has disrupted our business and will continue to adversely affect our business, theatres, results of operations and liquidity” and “– Our substantial level of indebtedness and our current liquidity constraints could adversely affect our financial condition and our ability to service our indebtedness, which could negatively impact your ability to recover your investment in the common stock,” as well as the additional risks contained in and referred to in Risk Factors (as defined below). The foregoing statements regarding liquidity are forward-looking statements that should also be read together with the Cautionary Statement Regarding Forward-Looking Statements contained in the Company’s Prospectus Supplement, dated October 20, 2020 and filed pursuant to Rule 424(b)(5), which cautionary language is incorporated by reference herein.

In connection with the Offering, the Company is filing the updated risk factors attached hereto as Exhibit 99.1 (together with the other risk factors referred to therein, the “Risk Factors”), which is incorporated herein by reference.

Information Regarding Preliminary Results

The preliminary estimated financial information contained herein reflects management’s estimates based solely upon information available to it as of the date of this document and is not a comprehensive statement of our financial results for the three and nine months ended September 30, 2020. The preliminary estimated financial results described above constitute forward-looking statements. The preliminary estimated financial information presented above is subject to change, and our actual financial results may differ from such preliminary estimates and such differences could be material. Accordingly, you should not place undue reliance upon these preliminary estimates.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated as of October 20, 2020, by and between AMC Entertainment Holdings, Inc. and Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC.

5.1	Opinion of Weil, Gotshal & Manges LLP.

23.1	Consent of Weil, Gotshal & Manges LLP (Included in Exhibit 5.1).

99.1	AMC Entertainment Holdings, Inc. Risk Factors.

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: October 20, 2020	By:	/s/ Sean D. Goodman

Sean D. Goodman
Executive Vice President and
Chief Financial Officer